As filed with the Securities and Exchange Commission on February 2, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDRED HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8050	61-1323993
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

680 South Fourth Street
Louisville, KY 40202-2412

(502) 596-7300

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated
(Full Title of the Plan)

Joseph L. Landenwich, Esq.

Co-General Counsel and Corporate Secretary

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, KY 40202-2412

(502) 596-7300

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Michael Albano, Esq. Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, NY 10006 (212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer [X]	Accelerated filer [_]
Non-accelerated filer [_] (Do not check if a smaller reporting company)	Smaller reporting company [_]

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.25 per share	1,414,132 (2)	$18.78	$26,557,398.96	$3,085.97

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Kindred Healthcare, Inc. (the “Registrant”) common stock, par value $0.25 per share (the “Common Stock”) that become issuable under the Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated (the “Stock Incentive Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock.

(2)

Represents share of Common Stock available for future issuance under the Stock Incentive Plan, all of which were assumed by the Registrant on February 2, 2015 in connection with the Agreement and Plan of Merger, dated as of October 9, 2014, by and among the Registrant, Kindred Health Development 2, Inc. and Gentiva Health Services, Inc.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on January 30, 2015.

EXPLANATORY NOTE

On February 2, 2015, Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”) merged with and into Kindred Healthcare Development 2, a Delaware corporation and wholly-owned subsidiary of the Registrant (“Merger Sub”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated October 9, 2014, by and between Kindred Healthcare, Inc., a Delaware corporation (“Kindred” or the “Registrant”), Merger Sub and Gentiva. As of the effective time of the merger (the “Effective Time”), each unallocated share of Gentiva common stock available for issuance under the Gentiva 2004 Equity Incentive Plan (amended and restated) (the “Gentiva Plan”) has been assumed by the Registrant and will be available for future issuance under the Company 2011 Stock Incentive Plan (the “Stock Incentive Plan”) in satisfaction of the vesting, exercise or other settlement of options and other equity awards that may be granted by Kindred following the Effective Time (after conversion of such shares and appropriate adjustment to reflect the transaction) in reliance on the prior approval of the Gentiva Plan by the stockholders of Gentiva; provided that, in accordance with the New York Stock Exchange Company Listed Manual and interpretative guidance thereunder, including, without limitation, Rule 303A.08, (A) the time during which such shares will be available for grants under the Stock Incentive Plan will not be extended beyond the period when they would have been available under the Gentiva Plan, absent the merger, and (B) such options and other equity awards may not be granted to individuals who were employed by or providing services to the Registrant and its subsidiaries (exclusive of Gentiva) prior to the Effective Time.

The additional shares of Common Stock to be registered by this Registration Statement are of the same class as those securities covered by the Registrant’s previously filed Registration Statement on Form S-8 filed on May 31, 2011 (Registration No. 333-174615) with respect to the Stock Incentive Plan (the “Prior Registration Statement”). This Registration Statement on Form S-8 has been prepared and

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filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 1,414,132 shares of Common Stock issuable pursuant to awards to be granted under the Stock Incentive Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, made in connection with the Stock Incentive Plan, including the periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit No.	Description	Method of Filing
4.1	The Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated	Filed herewith
5.1	Opinion of Joseph L. Landenwich as to the validity of the securities being registered	Filed herewith
23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith
23.2	Consent of Joseph L. Landenwich	Included in Exhibit 5.1
24	Power of Attorney	Contained in the Registration Statement on Form S-8 previously filed on July 31, 2014.

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(a)	SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Kentucky, on the 2nd day of February, 2015.

KINDRED HEALTHCARE, INC.

By:	/s/ Joseph L. Landewich
Name:	Joseph L. Landewich
Title:	Co-General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by each of the following persons in the capacities indicated, on the 2nd day of February, 2015.

Signature	Title
* Paul J. Diaz	Chief Executive Officer and Director (Principal Executive Officer)
* Stephen D. Farber	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
* John J. Lucchese	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
* Joel Ackerman	Director
* Jonathan D. Blum	Director
* Thomas P. Cooper, M.D.	Director
* Heyward R. Donigan	Director
* Richard Goodman	Director
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* Christopher T. Hjelm	Director
* Fred J. Kleisner	Director
* John H. Short, Ph.D.	Director
* Phyllis R. Yale	Chair of the Board
* The undersigned does hereby sign this Form S-8 Registration Statement on behalf of the above indicated director or officer of Kindred Healthcare, Inc. pursuant to a power of attorney executed by such director or officer. By: Joseph L. Landenwich Title: Co-General Counsel and Corporate Secretary

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EXHIBIT INDEX
Exhibit No.	Description	Method of Filing
4.1	The Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated	Filed herewith
5.1	Opinion of Joseph L. Landenwich as to the validity of the securities being registered	Filed herewith
23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith
23.2	Consent of Joseph L. Landenwich	Included in Exhibit 5.1
24	Power of Attorney	Contained in the Registration Statement on Form S-8 previously filed on July 31, 2014.

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